UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2021

IHEARTMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38987	26-0241222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
20880 Stone Oak Parkway
San Antonio, Texas 78258
(Address of principal executive offices)
Registrant’s telephone number, including area code: (210) 822-2828
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	IHRT	Nasdaq Global Select Market
Series A Preferred Stock Purchase Rights	IHRT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01    Other Events
On March 26, 2021, the Board of Directors (the “Board”) of iHeartMedia, Inc. (the “Company”) determined to take certain actions with respect to the rights of Global Media & Entertainment Ltd (f/k/a Honeycomb Investments Limited) (“Global Investments”) in order to comply with conditions imposed by the Federal Communications Commission (the “FCC”), and described below, with respect to certain acquisitions of radio stations by the Company.
On February 5, 2021, Global Investments, The Global Media & Entertainment Investments Trust (the “GMEI Trust”), James Hill (as trustee of the GMEI Trust), Simon Groom (as trustee of the GMEI Trust) and Michael Tabor (as beneficiary of the GMEI Trust) (together with Global Investments and any affiliates or third parties to whom they may assign or transfer any of their rights or interests, the “GMEI Investors”) filed a Schedule 13D with the U.S. Securities and Exchange Commission, in which the GMEI Investors disclosed beneficial ownership of 9,631,329 shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), of the Company, representing approximately 8.7% of the Company’s outstanding Class A Common Stock. This ownership interest is inconsistent with the FCC’s foreign ownership rules and the declaratory ruling issued by the FCC relating to the Company’s foreign ownership on November 5, 2020, both of which limit a foreign investor in the GMEI Investors’ position to holding no more than 5% of the Company’s voting equity or total equity without prior FCC approval. Pursuant to the rules and regulations promulgated by the FCC, on March 8, 2021, the Company thus filed a petition for declaratory ruling (the “PDR”) with the FCC seeking (a) specific approval for the more than 5% equity and voting interests in the Company presently held by the GMEI Investors and (b) advance approval for the GMEI Investors to increase their equity and voting interest in the Company up to any non-controlling amount not to exceed 9.99%.
On March 26, 2021, the FCC conditioned the approval of applications (the “Pending Applications”) by the Company to acquire certain radio stations (the “Stations”), which were pending prior to the GMEI Investors’ Schedule 13D filing, on the following actions (the “FCC Required Actions”) being taken:
1.The Company must suspend all voting rights associated with any stock held in the Company, directly and/or indirectly, by the GMEI Investors, until and unless the FCC releases a declaratory ruling granting specific approval for each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company;

2.No GMEI Investor shall have the right to do any of the following, and the Company shall not allow any GMEI Investor to do any of the following, until and unless the FCC releases a declaratory ruling granting specific approval for each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company:

a.Designate, appoint, nominate or serve as a member of the Board;

b.Attend any meeting of the Board;

c.Receive any non-public materials from the Company, including any non-public materials distributed to the Board;

d.Have any role in or communicate with the Company concerning the day-to-day management or operations of the Company’s radio stations; or

e.Have any role in or veto right with respect to a decision to buy or sell a radio station.
3.No employee, agent or affiliate of the GMEI Investors shall be an officer, director, employee or consultant of the Company (including subsidiaries and affiliates of the Company) until and unless the FCC releases a declaratory ruling granting specific approval for each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company. The Company shall not permit any employee, agent or affiliate of the GMEI Investors to be an officer, director, employee or consultant of the Company (including subsidiaries and affiliates of the Company) until and unless the FCC releases a declaratory ruling granting specific approval for each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company;

4.The Company must ensure that any and all dividends and/or distributions payable to the GMEI Investors are placed in escrow and that no such dividend or distribution is made to the GMEI Investors until and unless the FCC releases a declaratory ruling granting specific approval for each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company;

5.Within seven days of the date of grant of the Pending Applications, the Company shall submit a declaration to the Chief, Audio Division, Media Bureau, of the FCC, confirming that the Company is in compliance with each of the preceding conditions and that the Company will exercise its rights under its organizational documents to remain in compliance with each of the preceding conditions until and unless the FCC releases a declaratory ruling granting specific approval for each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company; and

6.Pursuant to Section 1.5004(f)(3)(iii) of the FCC’s rules, if the PDR is not granted in full, the Company must come into compliance no later than 30 days following the FCC’s decision, unless the FCC determines under such rule that immediate remedial action is required.
The Company’s Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) permits the Company to restrict the ownership, or proposed ownership, of shares of capital stock of the Company by any person if such ownership or proposed ownership (a) is or could be inconsistent with, or in violation of, any provision of Federal Communications Laws (as defined in the Certificate of Incorporation) as applicable to such person or the Company, (b) limits or impairs or could limit or impair any business activities or proposed business activities of the Company under Federal Communications Laws or (c) subjects or could subject the Company to any regulation under Federal Communications Laws to which the Company would not be subject but for such ownership or proposed ownership (clauses (a), (b) and (c) collectively, the “FCC Regulatory Limitations”). If the Company concludes that a person’s ownership or proposed ownership could result in an FCC Regulatory Limitation, the Certificate of Incorporation permits the Company to (i) suspend stock ownership rights which cause or could cause an FCC Regulatory Limitation, (ii) redeem stock held by such person (at fair market value), (iii) refuse to permit any transfer of shares to, or conversion of shares by, such person and/or (iv) exercise appropriate remedies in any court of competent jurisdiction. In addition, the Company’s Third Amended and Restated Bylaws (the “Bylaws”) provide that, among other things, if the Board or the chairman of a meeting of stockholders determines that the election of a nominee proposed by a stockholder as a director of the Company would result in an FCC Regulatory Limitation, then such nomination shall not be considered at the meeting in question.
The Board has determined that the acquisition of the Stations is of strategic importance to the business activities of the Company. The Board has also determined that the FCC’s hold on granting the Company’s applications if the Company does not take the FCC Required Actions (i) limits and impairs the Company’s ability to conduct its business activities in the ordinary course and execute its business strategy, (ii) adversely impacts relationships with sellers and potential sellers of radio stations and (iii) reduces flexibility to pursue other strategic transactions requiring FCC approval.
In light of these strategic and commercial impacts resulting from the FCC’s conditioning approval of the Pending Applications on the Company taking the FCC Required Actions before it can close on its acquisition of the subject stations, the Board determined that (i) the GMEI Investors’ unrestricted ownership of shares of capital stock of the Company limits or impairs or could limit or impair business activities or proposed business activities of the Company under Federal Communications Laws, which constitutes an FCC Regulatory Limitation, and (ii) the election of a nominee of the GMEI Investors as a director of the Company would result in an FCC Regulatory Limitation.
Accordingly, on March 26, 2021, pursuant to the powers granted to the Company under the Certificate of Incorporation and the Bylaws and in order to implement the FCC Required Actions consistent with the conditions imposed by the FCC, the Board resolved to take the following actions (for purposes of 1-5 below, references to “third parties” in the definition of GMEI Investors shall mean such person or entity acting, directly or indirectly, on behalf of the GMEI Investors in a formal or informal capacity):
1.Suspend all voting rights associated with any stock held in the Company, directly and/or indirectly, by the GMEI Investors, until and unless the FCC releases a declaratory ruling granting specific approval for each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company;

2.Direct that the Company will not to allow any GMEI Investor to do any of the following, until and unless the FCC releases a declaratory ruling granting specific approval for each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company:

a.Designate, appoint, nominate or serve as a member of the Board;

b.Attend any meeting of the Board;

c.Receive any non-public materials from the Company, including any non-public materials distributed to the Board;

d.Have any role in or communicate with the Company concerning the day-to-day management or operations of the Company’s radio stations; or

e.Have any role in or veto right with respect to a decision to buy or sell a radio station.

3.Determine not to permit any employee, agent or affiliate of the GMEI Investors to be an officer, director, employee or consultant of the Company (including subsidiaries and affiliates of the Company) until and unless the FCC releases a declaratory ruling granting specific approval or each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company;

4.Direct the Company to ensure that any and all dividends and/or distributions payable to the GMEI Investors are placed in escrow and that no such dividend or distribution is made to the GMEI Investors until and unless the FCC releases a declaratory ruling granting specific approval for each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company; and

5.Direct the Company to, within seven days of the date of grant of the Pending Applications, submit a declaration to the Chief, Audio Division, Media Bureau, of the FCC, confirming that the Company is in compliance with each of the preceding conditions and that the Company will exercise its rights under its organizational documents to remain in compliance with each of the preceding conditions until and unless the FCC releases a declaratory ruling granting specific approval for each of the GMEI Investors to hold, directly and/or indirectly, more than 5% of the equity and/or voting interests in the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

Date: March 26, 2021	By:	/s/ Jordan Fasbender
Jordan Fasbender
Executive Vice President, General Counsel and Secretary